EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2023 RESULTS

Second Quarter Results
•Net income of $49.1 million, $1.29 per diluted common share
•Net interest margin of 4.49%, quarterly decrease of 22 basis points
•Net interest income of $140.7 million, quarterly increase of $1.2 million
•Total loans of $10.5 billion, quarterly increase of $500.7 million
•Total deposits of $11.6 billion, quarterly increase of $465.2 million
•    Tangible common equity to tangible assets1 of 8.65%

St. Louis, Mo. July 24, 2023 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s second quarter earnings, “I am pleased with our strong financial performance in the second quarter and our associates continued commitment to our customers and communities. We had significant loan growth across our geographic regions and business lines, building on the momentum from the first quarter. This increase in average loans has helped accelerate interest income to mitigate the effect of rising deposit interest expense. We remain focused on executing our strategic initiatives, including a focus on customer engagement and onboarding to support deposit growth and operational efficiencies.”

Highlights

•Earnings - Net income in the second quarter 2023 was $49.1 million, a decrease of $6.6 million, compared to the linked quarter and an increase of $4.0 million from the prior year quarter. Earnings per share (“EPS”) was $1.29 per diluted common share for the second quarter 2023, compared to $1.46 and $1.19 per diluted common share for the linked and prior year quarters, respectively.

•Pre-provision net revenue2 (“PPNR”) - PPNR of $68.9 million in the second quarter 2023 decreased $6.0 million from the linked quarter and increased $10.5 million from the prior year quarter.

•Net interest income and net interest margin (“NIM”) - Net interest income of $140.7 million for the second quarter 2023 increased $1.2 million and $31.1 million from the linked and prior year quarters, respectively. NIM was 4.49% for the second quarter 2023, compared to 4.71% and 3.55% for the linked and prior year quarters, respectively. Net interest income and NIM benefited from higher average loan and investment balances combined with expanding yields on earning assets. NIM decreased 22 basis points from the linked quarter, primarily due to the increase in deposit interest expense.

•Noninterest income - Noninterest income of $14.3 million for the second quarter 2023 decreased $2.6 million and increased $0.1 million from the linked quarter and the prior year quarter, respectively. The decline from the linked quarter was primarily due to decreases in tax credit income and in gains on the sale of investment securities and SBA loans.

1 Tangible common equity to tangible assets and return on tangible common equity are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.
2 Pre-provision net revenue is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

•Noninterest expense - Noninterest expense of $86.0 million for the second quarter 2023 increased $5.0 million and $20.5 million from the linked quarter and the prior year quarter, respectively. The increase from both the linked and prior year quarters was primarily due to an increase in variable deposit costs and operational losses. An increase in employee compensation also contributed to the increase from the prior year quarter.

•Loans - Loans totaled $10.5 billion at June 30, 2023, an increase of $500.7 million, or 20.1% on an annualized basis, from the linked quarter and an increase of $1.2 billion from the prior year period. Average loans totaled $10.3 billion for the quarter ended June 30, 2023, compared to $9.8 billion and $9.1 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.34% at June 30, 2023, compared to 1.38% at March 31, 2023 and 1.52% at June 30, 2022. Nonperforming assets to total assets was 0.12% at June 30, 2023, compared to 0.09% and 0.16% at March 31, 2023 and June 30, 2022, respectively. The provision for credit losses of $6.3 million recorded in the second quarter 2023 was primarily related to loan growth, net charge-offs and a change in economic factors.

•Deposits - Total deposits increased $465.2 million from the linked quarter to $11.6 billion as of June 30, 2023. Total estimated insured deposits, which includes collateralized deposits and accounts that qualify for pass through insurance, totaled $8.3 billion at June 30, 2023. Average deposits totaled $11.4 billion for the quarter ended June 30, 2023, compared to $10.9 billion and $11.5 billion for the linked and prior year quarters, respectively. At June 30, 2023, noninterest-bearing deposit accounts totaled $3.9 billion, or 33.4% of total deposits, and the loan to deposit ratio was 90.5%.

•Liquidity - The Company’s total available on- and off-balance-sheet liquidity was approximately $4.5 billion at June 30, 2023. On-balance-sheet liquidity consisted of cash of $322.0 million and unpledged investment securities with a fair value of $647.3 million at June 30, 2023. Off-balance-sheet liquidity consisted of $764.1 million available through the Federal Home Loan Bank, $2.6 billion through the Federal Reserve and $140.0 million through correspondent bank lines. The Company also has an unused $25.0 million revolving line of credit and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

•Capital - Total shareholders’ equity was $1.6 billion and the tangible common equity to tangible assets ratio3 was 8.65% at June 30, 2023, compared to 8.81% at March 31, 2023. The tangible common equity to tangible assets ratio, adjusted for unrealized losses on held-to-maturity securities,3 was 8.25% at June 30, 2023 and 8.43% at March 31, 2023. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.0% and a total risk-based capital ratio of 13.0% as of June 30, 2023. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.1% and 14.1%, respectively, at June 30, 2023.

The Company’s Board of Directors approved a quarterly dividend of $0.25 per common share, payable on September 29, 2023 to shareholders of record as of September 15, 2023. The board of directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) June 15, 2023 to (but excluding) September 15, 2023. The dividend will be payable on September 15, 2023 to holders of record of Series A Preferred Stock as of August 31, 2023.

3 Tangible common equity to tangible assets ratio and the tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2023			March 31, 2023			June 30, 2022
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$10,284,873	$170,314	6.64%	$9,795,045	$152,762	6.33%	$9,109,131	$102,328	4.51%
Securities[2]	2,297,995	17,550	3.06	2,288,451	17,117	3.03	2,068,119	12,944	2.51
Interest-earning deposits	173,785	2,095	4.84	106,254	1,195	4.56	1,401,961	2,496	0.71
Total interest-earning assets	12,756,653	189,959	5.97	12,189,750	171,074	5.69	12,579,211	117,768	3.76

Noninterest-earning assets	915,332			941,445			949,263

Total assets	$13,671,985			$13,131,195			$13,528,474

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,509,805	$10,120	1.62%	$2,201,910	$5,907	1.09%	$2,329,431	$659	0.11%
Money market accounts	2,920,079	20,499	2.82	2,826,836	15,471	2.22	2,767,595	2,270	0.33
Savings accounts	686,973	227	0.13	732,256	230	0.13	854,860	70	0.03
Certificates of deposit	1,219,500	10,526	3.46	670,521	3,053	1.85	591,091	851	0.58
Total interest-bearing deposits	7,336,357	41,372	2.26	6,431,523	24,661	1.56	6,542,977	3,850	0.24
Subordinated debentures and notes	155,632	2,431	6.27	155,497	2,409	6.28	155,092	2,257	5.84
FHLB advances	98,912	1,279	5.19	110,928	1,332	4.87	50,000	197	1.58
Securities sold under agreements to repurchase	162,606	704	1.74	215,604	749	1.41	202,537	41	0.08
Other borrowings	133,770	1,419	4.25	53,885	353	2.66	21,413	111	2.08
Total interest-bearing liabilities	7,887,277	47,205	2.40	6,967,437	29,504	1.72	6,972,019	6,456	0.37

Noninterest-bearing liabilities:
Demand deposits	4,051,456			4,481,966			4,987,455
Other liabilities	111,915			113,341			94,733
Total liabilities	12,050,648			11,562,744			12,054,207
Shareholders' equity	1,621,337			1,568,451			1,474,267
Total liabilities and shareholders' equity	$13,671,985			$13,131,195			$13,528,474

Total net interest income		$142,754			$141,570			$111,312
Net interest margin			4.49%			4.71%			3.55%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $3.7 million, $3.7 million, and $4.2 million for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $2.1 million, $2.0 million, and $1.7 million for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

Net interest income (on a tax equivalent basis) for the second quarter 2023 was $142.8 million, an increase of $1.2 million, compared to the linked quarter and an increase of $31.4 million from the prior year period. The increase from the linked and prior year quarters reflects the benefit of higher market interest rates on the Company’s asset sensitive balance sheet combined with organic growth.

Interest income increased $18.9 million during the second quarter 2023 primarily due to an increase of $17.6 million in loan interest income from continued loan growth and higher loan yields. Interest on loans benefited from a 31 basis point increase in yield and a $489.8 million increase in average loans, compared to the linked quarter. The average interest rate of new loan originations in the second quarter 2023 was 7.60%.

Interest expense increased $17.7 million in the second quarter 2023 primarily due to a $16.7 million increase in deposit interest expense and a $1.0 million increase in interest expense on other borrowings. The increase in deposit interest expense reflects a shift in the deposit mix from demand deposits and interest-bearing demand deposits to money market accounts and certificates of deposit, as well as higher rates paid on deposits. The average cost of interest-bearing deposits was 2.26%, an increase of 70 basis points over the linked quarter. The increase was primarily due to higher rates paid on certificates of deposit and commercial money market accounts, which increased 161 basis points and 60 basis points, respectively, in addition to a higher average certificate of deposit balance. The total cost of deposits, including noninterest-bearing demand accounts, was 1.46% during the second quarter 2023, compared to 0.92% in the linked quarter. The increase in interest expense on other borrowings was primarily from higher average borrowings to increase on-balance-sheet liquidity primarily due to the uncertain impact of the federal government debt ceiling debate.

NIM, on a tax equivalent basis, was 4.49% in the second quarter 2023, a decrease of 22 basis points from the linked quarter and an increase of 94 basis points from the prior year quarter. For the month of June 2023, the loan portfolio yield was 6.74% and the cost of total deposits was 1.60%.

Investments

	Quarter ended
	June 30, 2023		March 31, 2023		June 30, 2022
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$1,550,375	$(179,857)	$1,555,109	$(161,572)	$1,493,277	$(165,135)
Held-to-maturity (HTM)	723,959	(71,673)	720,694	(65,013)	617,767	(80,899)
Total	$2,274,334	$(251,530)	$2,275,803	$(226,585)	$2,111,044	$(246,034)

Investment securities totaled $2.3 billion at June 30, 2023, a decrease of $1.5 million from the linked quarter. The decrease was primarily due to an $18.3 million increase in the unrealized loss on available-for-sale securities due to a decline in longer-term rates in the quarter. The increase in the unrealized loss was partially offset by new investment purchases from the reinvestment of cash flows on the portfolio in the current quarter. Investment purchases in the second quarter 2023 had a weighted average, tax equivalent yield of 5.07%.

The average duration of the investment portfolio was 5.3 years at June 30, 2023. Due to the shorter average duration of the loan portfolio, of approximately 3 years, the Company leverages the investment portfolio to lengthen the overall duration of the balance sheet, primarily using high-quality municipal securities. The expected cash flow from pay downs, maturities and interest over the next 12 months is approximately $270 million. The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities4 was 8.25% at June 30, 2023, compared to 8.43% at March 31, 2023.

4 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
C&I	$2,029,370	$2,005,539	$1,904,654	$1,780,677	$1,641,740
CRE investor owned	2,290,701	2,239,932	2,176,424	2,106,458	1,977,806
CRE owner occupied	1,208,675	1,173,985	1,174,094	1,133,467	1,118,895
SBA loans*	1,327,667	1,315,732	1,312,378	1,269,065	1,284,279
Sponsor finance*	879,491	677,529	635,061	650,102	647,180
Life insurance premium financing*	912,274	859,910	817,115	779,606	748,376
Tax credits*	609,137	547,513	559,605	507,681	550,662
SBA PPP loans	5,173	5,438	7,272	13,165	49,175
Residential real estate	354,588	348,726	379,924	381,634	391,867
Construction and land development	599,375	590,509	534,753	513,452	626,577
Other	296,172	247,105	235,858	219,680	232,619
Total loans	$10,512,623	$10,011,918	$9,737,138	$9,354,987	$9,269,176

Total loan yield	6.64%	6.33%	5.87%	5.10%	4.51%
Variable interest rate loans to total loans	62%	63%	63%	63%	64%

*Specialty loan category

Loans totaled $10.5 billion at June 30, 2023, increasing $500.7 million, compared to the linked quarter. The increase was broad based across geographic regions and lines of business, particularly within the sponsor finance specialty area. Average line utilization was approximately 45% for the second quarter 2023, compared to 42% and 44% for the linked and prior year quarters, respectively. The weighted average life of the loan portfolio is approximately 3 years at June 30, 2023.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Nonperforming loans*	$16,112	$11,972	$9,981	$18,184	$19,560
Other	—	250	269	269	955
Nonperforming assets*	$16,112	$12,222	$10,250	$18,453	$20,515

Nonperforming loans to total loans	0.15%	0.12%	0.10%	0.19%	0.21%
Nonperforming assets to total assets	0.12%	0.09%	0.08%	0.14%	0.16%
Allowance for credit losses to total loans	1.34%	1.38%	1.41%	1.50%	1.52%
Net charge-offs (recoveries)	$2,973	$(264)	$2,075	$478	$(175)

*Guaranteed balances excluded	$6,666	$6,835	$6,708	$6,532	$6,063

Nonperforming assets increased $3.9 million during the second quarter 2023 and decreased $4.4 million from the prior year quarter. The increase from the linked quarter was primarily related to the addition of one credit relationship that was partially written down in the period. Annualized net charge-offs totaled 12 basis points of average loans in the second quarter 2023, compared to a net recovery of one basis point in the linked and prior year quarters.

The provision for credit losses totaled $6.3 million in the second quarter 2023, compared to $4.2 million and $0.7 million in the linked quarter and prior year quarter, respectively. The provision for credit losses in the second quarter 2023 was primarily related to loan growth, net charge-offs, and a change in forecasted economic factors. The provision in the linked quarter was primarily related to the impairment of an available-for-sale investment security of a failed bank and loan growth. The allowance for credit losses to total loans was 1.34% at June 30, 2023, compared to 1.38% and 1.52% in the linked and prior year quarters, respectively, and is reflective of the trend in credit quality.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Noninterest-bearing demand accounts	$3,880,561	$4,192,523	$4,642,732	$4,642,539	$4,746,478
Interest-bearing demand accounts	2,629,339	2,395,901	2,256,295	2,270,898	2,197,957
Money market and savings accounts	3,577,856	3,672,539	3,399,415	3,617,249	3,562,982
Brokered certificates of deposit	893,808	369,505	118,968	129,039	129,064
Other certificates of deposit	638,296	524,168	411,740	397,869	456,137
Total deposit portfolio	$11,619,860	$11,154,636	$10,829,150	$11,057,594	$11,092,618

Noninterest-bearing deposits to total deposits	33.4%	37.6%	42.9%	42.0%	42.8%
Total costs of deposits	1.46%	0.92%	0.53%	0.31%	0.13%

Total deposits at June 30, 2023 were $11.6 billion, an increase of $465.2 million and $527.2 million from the linked quarter and prior year quarter, respectively. The increase from the linked quarter includes $524.3 million in brokered certificates of deposit that are a stable funding source to support loan growth. This strategy helped preserve wholesale borrowing capacity and liquidity measures. The mix of the deposit portfolio continued the shift from noninterest bearing demand deposits to higher yielding categories that began in the first quarter 2023. Competitive pricing pressures and the Federal Reserve’s monetary policy actions have continued to pressure industry-wide deposit flows. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $926.6 million at June 30, 2023, compared to $486.7 million at March 31, 2023.

Total estimated insured deposits, which includes collateralized deposits, reciprocal accounts and accounts that qualify for pass-through insurance, totaled $8.3 billion, or 72% of total deposits, at the end of June 30, 2023, compared to $7.7 billion, or 69% of total deposits, in the linked quarter.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023	Increase (decrease)		June 30, 2022	Increase (decrease)
Deposit service charges	3,910	4,128	$(218)	(5)%	4,749	$(839)	(18)%
Wealth management revenue	2,472	2,516	(44)	(2)%	2,533	(61)	(2)%
Card services revenue	2,464	2,338	126	5%	3,514	(1,050)	(30)%
Tax credit income	368	1,813	(1,445)	(80)%	1,186	(818)	(69)%
Other income	5,076	6,103	(1,027)	(17)%	2,212	2,864	129%
Total noninterest income	$14,290	$16,898	$(2,608)	(15)%	$14,194	$96	1%

Total noninterest income was $14.3 million for the current quarter, a decrease of $2.6 million from the linked quarter and stable with the prior year quarter. The $2.6 million decrease from the linked quarter was primarily due to decreases in tax credit income and other income. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes on credits carried at fair value. The decrease in other income was primarily due to gains on the sale of investment securities and SBA loans in the linked quarter that did not reoccur in the second quarter 2023.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023	Increase (decrease)		June 30, 2022	Increase (decrease)
BOLI	$797	$791	$6	1%	$748	$49	7%
Community development investments	2,077	595	1,482	249%	193	1,884	976%
Private equity fund distribution	371	1,749	(1,378)	(79)%	240	131	55%
Servicing fees	407	512	(105)	(21)%	165	242	147%
Swap fees	173	250	(77)	(31)%	102	71	70%
Miscellaneous income	1,251	2,206	(955)	(43)%	764	487	64%
Total other income	$5,076	$6,103	$(1,027)	(17)%	$2,212	$2,864	129%

Community development and private equity distributions included in other income are not consistent sources of income and fluctuate based on distributions from the underlying funds. Servicing fee income may also fluctuate based on prepayment experience and changes to the discount rate used in the valuation of the servicing rights. Swap fee income is generated from customer hedging activities and varies based on customer transaction volume. The decrease in miscellaneous income from the linked quarter was primarily due to the gains on the sale of SBA loans and investment securities that were recognized in the linked quarter.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison					Prior year comparison
	Quarter ended					Quarter ended
($ in thousands)	June 30, 2023	March 31, 2023		Increase (decrease)		June 30, 2022	Increase (decrease)
Employee compensation and benefits	$41,641	$42,503		$(862)	(2)%	$36,028	$5,613	16%
Occupancy	3,954	4,061	4061	(107)	(3)%	4,309	(355)	(8)%
Deposit costs	16,980	12,720		4,260	33%	5,905	11,075	188%
Other expense	23,381	21,699		1,682	8%	19,182	4,199	22%
Total noninterest expense	$85,956	$80,983		$4,973	6%	$65,424	$20,532	31%

Employee compensation and benefits decreased $0.9 million from the linked quarter due to a $2.8 million decrease in benefits, primarily employer payroll taxes and 401(k) expense that are seasonally higher in the first quarter each year. The decrease in benefits was partially offset by a $1.9 million increase in salaries and variable compensation due to a full quarter of merit increases that became effective on March 1, 2023, and an expanded associate base. Deposit costs relate to certain specialized deposit businesses that are impacted by higher interest rates as well as increasing average balances. Deposit costs increased $4.3 million from the linked quarter primarily due to higher average balances and an increase in expenses related to the earnings credit earned on these accounts. The linked quarter deposit costs were also lower due to the expiration of certain earnings credits that were forfeited. Other expense increased $1.7 million from the linked quarter, primarily related to a $1.5 million increase in operational losses.

The increase in noninterest expense of $20.5 million from the prior year quarter was primarily an increase in the associate base, merit increases throughout 2022 and 2023, and an increase in variable deposit costs.

For the second quarter 2023, the Company’s core efficiency ratio5 was 54.0%, compared to 50.5% for the linked quarter and 51.0% for the prior year quarter.

Income Taxes
The Company’s effective tax rate was 22% for each of the current, linked and prior year quarters.

Capital
The following table presents total equity and various EFSC capital ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	June 30, 2023*	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Shareholders’ equity	$1,618,233	$1,592,820	$1,522,263	$1,446,218	$1,447,412
Total risk-based capital to risk-weighted assets	14.1%	14.3%	14.2%	14.2%	14.2%
Tier 1 capital to risk weighted assets	12.5%	12.6%	12.6%	12.6%	12.5%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.2%	11.1%	11.0%	10.9%
Leverage ratio	11.0%	11.1%	10.9%	10.4%	9.8%
Tangible common equity to tangible assets	8.65%	8.81%	8.43%	7.86%	7.80%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.6 billion at June 30, 2023, an increase of $25.4 million from the linked quarter. The increase was primarily due to current period net income of $49.1 million. This increase was partially offset by a $17.5 million decrease in accumulated other comprehensive income, primarily due to a net fair value decrease in the Company’s fixed-rate, available-for-sale investment portfolio, and common and preferred stock dividends of $10.3 million. The Company’s tangible common book value per share was $31.23 at June 30, 2023, compared to $30.55 and $26.63 in the linked and prior year quarters, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, PPNR return on average assets (“PPNR ROAA”), core efficiency ratio, the tangible common equity ratio, and tangible book value per common share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

5 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

The Company considers its tangible common equity, PPNR, ROATCE, PPNR ROAA, core efficiency ratio, the tangible common equity ratio, and tangible book value per common share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, July 25, 2023. During the call, management will review the second quarter 2023 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-550-5279 (Conference ID #7004515). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit https://bit.ly/EFSC2Q2023earnings to register. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.9 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the continuing COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
EARNINGS SUMMARY
Net interest income	$140,692	$139,529	$138,835	$124,290	$109,613	$280,221	$210,778
Provision (benefit) for credit losses	6,339	4,183	2,123	676	658	10,522	(3,410)
Noninterest income	14,290	16,898	16,873	9,454	14,194	31,188	32,835
Noninterest expense	85,956	80,983	77,149	68,843	65,424	166,939	128,224
Income before income tax expense	62,687	71,261	76,436	64,225	57,725	133,948	118,799
Income tax expense	13,560	15,523	16,435	14,025	12,576	29,083	25,957
Net income	49,127	55,738	60,001	50,200	45,149	104,865	92,842
Preferred stock dividends	937	938	937	937	938	1,875	2,167
Net income available to common shareholders	$48,190	$54,800	$59,064	$49,263	$44,211	$102,990	$90,675

Diluted earnings per common share	$1.29	$1.46	$1.58	$1.32	$1.19	$2.75	$2.41
Return on average assets	1.44%	1.72%	1.83%	1.51%	1.34%	1.58%	1.38%
Return on average common equity	12.48%	14.85%	16.52%	13.74%	12.65%	13.64%	12.76%
ROATCE[1]	16.53%	19.93%	22.62%	18.82%	17.44%	18.18%	17.46%
Net interest margin (tax equivalent)	4.49%	4.71%	4.66%	4.10%	3.55%	4.60%	3.41%
Efficiency ratio	55.46%	51.77%	49.55%	51.47%	52.84%	53.61%	52.63%
Core efficiency ratio[1]	54.04%	50.47%	48.10%	49.80%	51.03%	52.25%	50.82%

Loans	$10,512,623	$10,011,918	$9,737,138	$9,354,987	$9,269,176
Average loans	$10,284,873	$9,795,045	$9,423,984	$9,230,738	$9,109,131	$10,041,312	$9,057,788
Assets	$13,871,154	$13,325,982	$13,054,172	$12,994,787	$13,084,506
Average assets	$13,671,985	$13,131,195	$12,986,568	$13,158,121	$13,528,474	$13,403,084	$13,571,002
Deposits	$11,619,860	$11,154,636	$10,829,150	$11,057,594	$11,092,618
Average deposits	$11,387,813	$10,913,489	$11,002,614	$11,154,895	$11,530,432	$11,151,961	$11,512,422
Period end common shares outstanding	37,359	37,311	37,253	37,223	37,206
Dividends per common share	$0.25	$0.25	$0.24	$0.23	$0.22	$0.50	$0.43
Tangible book value per common share	$31.23	$30.55	$28.67	$26.62	$26.63
Tangible common equity to tangible assets[1]	8.65%	8.81%	8.43%	7.86%	7.80%
Total risk-based capital to risk-weighted assets[2]	14.1%	14.3%	14.2%	14.2%	14.2%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six months ended
($ in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$187,897	$169,033	$156,737	$135,695	$116,069	$356,930	$222,650
Interest expense	47,205	29,504	17,902	11,405	6,456	76,709	11,872
Net interest income	140,692	139,529	138,835	124,290	109,613	280,221	210,778
Provision (benefit) for credit losses	6,339	4,183	2,123	676	658	10,522	(3,410)
Net interest income after provision (benefit) for credit losses	134,353	135,346	136,712	123,614	108,955	269,699	214,188

NONINTEREST INCOME
Deposit service charges	3,910	4,128	4,463	4,951	4,749	8,038	8,912
Wealth management revenue	2,472	2,516	2,423	2,432	2,533	4,988	5,155
Card services revenue	2,464	2,338	2,345	2,652	3,514	4,802	6,554
Tax credit income (loss)	368	1,813	2,389	(3,625)	1,186	2,181	3,794
Other income	5,076	6,103	5,253	3,044	2,212	11,179	8,420
Total noninterest income	14,290	16,898	16,873	9,454	14,194	31,188	32,835

NONINTEREST EXPENSE
Employee compensation and benefits	41,641	42,503	38,175	36,999	36,028	84,144	71,855
Occupancy	3,954	4,061	4,248	4,497	4,309	8,015	8,895
Deposit costs	16,980	12,720	13,256	7,661	5,905	29,700	10,165
Other expense	23,381	21,699	21,470	19,686	19,182	45,080	37,309
Total noninterest expense	85,956	80,983	77,149	68,843	65,424	166,939	128,224

Income before income tax expense	62,687	71,261	76,436	64,225	57,725	133,948	118,799
Income tax expense	13,560	15,523	16,435	14,025	12,576	29,083	25,957
Net income	$49,127	$55,738	$60,001	$50,200	$45,149	$104,865	$92,842
Preferred stock dividends	937	938	937	937	938	1,875	2,167
Net income available to common shareholders	$48,190	$54,800	$59,064	$49,263	$44,211	$102,990	$90,675

Basic earnings per common share	$1.29	$1.47	$1.59	$1.32	$1.19	$2.76	$2.42
Diluted earnings per common share	$1.29	$1.46	$1.58	$1.32	$1.19	$2.75	$2.41

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
BALANCE SHEET

ASSETS
Cash and due from banks	$202,702	$210,813	$229,580	$264,078	$271,763
Interest-earning deposits	125,328	81,241	69,808	489,825	680,343
Securities and other investments	2,340,821	2,338,746	2,309,512	2,171,942	2,172,318
Loans held for sale	551	261	1,228	785	4,615

Loans	10,512,623	10,011,918	9,737,138	9,354,987	9,269,176
Allowance for credit losses	(141,319)	(138,295)	(136,932)	(140,572)	(140,546)
Total loans, net	10,371,304	9,873,623	9,600,206	9,214,415	9,128,630

Fixed assets, net	41,988	42,340	42,985	43,882	46,028
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	14,544	15,680	16,919	18,217	19,528
Other assets	408,752	398,114	418,770	426,479	396,117
Total assets	$13,871,154	$13,325,982	$13,054,172	$12,994,787	$13,084,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,880,561	$4,192,523	$4,642,732	$4,642,539	$4,746,478
Interest-bearing deposits	7,739,299	6,962,113	6,186,418	6,415,055	6,346,140
Total deposits	11,619,860	11,154,636	10,829,150	11,057,594	11,092,618
Subordinated debentures and notes	155,706	155,569	155,433	155,298	155,164
FHLB advances	150,000	100,000	100,000	—	50,000
Other borrowings	199,390	213,489	324,119	197,422	226,695
Other liabilities	127,965	109,468	123,207	138,255	112,617
Total liabilities	12,252,921	11,733,162	11,531,909	11,548,569	11,637,094
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	374	373	373	372	372
Additional paid-in capital	988,355	984,281	982,660	979,543	976,684
Retained earnings	680,981	642,153	597,574	547,506	506,849
Accumulated other comprehensive loss	(123,465)	(105,975)	(130,332)	(153,191)	(108,481)
Total shareholders’ equity	1,618,233	1,592,820	1,522,263	1,446,218	1,447,412
Total liabilities and shareholders’ equity	$13,871,154	$13,325,982	$13,054,172	$12,994,787	$13,084,506

	Six months ended
	June 30, 2023			June 30, 2022
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

ASSETS
Interest-earning assets:
Loans[1,2]	$10,041,312	$323,076	6.49%	$9,057,788	$198,629	4.42%
Securities[2]	2,293,249	34,667	3.05	1,996,442	23,913	2.42
Interest-earning deposits	140,206	3,290	4.73	1,590,569	3,313	0.42
Total interest-earning assets	12,474,767	361,033	5.84	12,644,799	225,855	3.60

Noninterest-earning assets	928,317			926,203

Total assets	$13,403,084			$13,571,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,356,708	$16,027	1.37%	$2,416,889	$1,194	0.10%
Money market accounts	2,873,715	35,970	2.52	2,819,659	3,730	0.27
Savings accounts	709,490	457	0.13	836,249	137	0.03
Certificates of deposit	946,527	13,579	2.89	599,067	1,648	0.55
Total interest-bearing deposits	6,886,440	66,033	1.93	6,671,864	6,709	0.20
Subordinated debentures and notes	155,565	4,840	6.27	155,026	4,477	5.82
FHLB advances	104,887	2,611	5.02	50,000	392	1.58
Securities sold under agreements to repurchase	188,958	1,453	1.55	232,229	101	0.09
Other borrowings	94,048	1,772	3.80	22,123	193	1.76
Total interest-bearing liabilities	7,429,898	76,709	2.08	7,131,242	11,872	0.34

Noninterest-bearing liabilities:
Demand deposits	4,265,521			4,840,558
Other liabilities	112,625			94,129
Total liabilities	11,808,044			12,065,929
Shareholders' equity	1,595,040			1,505,073
Total liabilities and shareholders' equity	$13,403,084			$13,571,002

Total net interest income		$284,324			$213,983
Net interest margin			4.60%			3.41%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $7.4 million and $9.3 million for the six months ended June 30, 2023 and June 30, 2022, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $4.1 million and $3.2 million for the six months ended June 30, 2023 and 2022, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
LOAN PORTFOLIO
Commercial and industrial	$4,360,862	$4,032,189	$3,859,882	$3,709,893	$3,596,701
Commercial real estate	4,802,293	4,699,302	4,628,371	4,438,647	4,294,375
Construction real estate	671,573	663,264	611,565	583,649	724,163
Residential real estate	368,867	364,059	395,537	397,450	413,727
Other	309,028	253,104	241,783	225,348	240,210
Total loans	$10,512,623	$10,011,918	$9,737,138	$9,354,987	$9,269,176

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$3,880,561	$4,192,523	$4,642,732	$4,642,539	$4,746,478
Interest-bearing demand accounts	2,629,339	2,395,901	2,256,295	2,270,898	2,197,957
Money market and savings accounts	3,577,856	3,672,539	3,399,415	3,617,249	3,562,982
Brokered certificates of deposit	893,808	369,505	118,968	129,039	129,064
Other certificates of deposit	638,296	524,168	411,740	397,869	456,137
Total deposits	$11,619,860	$11,154,636	$10,829,150	$11,057,594	$11,092,618

AVERAGE BALANCES
Loans	$10,284,873	$9,795,045	$9,423,984	$9,230,738	$9,109,131
Securities	2,297,995	2,288,451	2,204,211	2,202,255	2,068,119
Interest-earning assets	12,756,653	12,189,750	11,995,295	12,198,251	12,579,211
Assets	13,671,985	13,131,195	12,986,568	13,158,121	13,528,474
Deposits	11,387,813	10,913,489	11,002,614	11,154,895	11,530,432
Shareholders’ equity	1,621,337	1,568,451	1,490,592	1,494,504	1,474,267
Tangible common equity[1]	1,169,091	1,115,052	1,035,896	1,038,495	1,016,940

YIELDS (tax equivalent)
Loans	6.64%	6.33%	5.87%	5.10%	4.51%
Securities	3.06	3.03	2.91	2.65	2.51
Interest-earning assets	5.97	5.69	5.25	4.47	3.76
Interest-bearing deposits	2.26	1.56	0.94	0.54	0.24
Deposits	1.46	0.92	0.53	0.31	0.13
Subordinated debentures and notes	6.27	6.28	6.07	5.91	5.84
FHLB advances and other borrowed funds	3.45	2.60	1.39	0.66	0.51
Interest-bearing liabilities	2.40	1.72	1.07	0.67	0.37
Net interest margin	4.49	4.71	4.66	4.10	3.55
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
ASSET QUALITY
Net charge-offs (recoveries)	$2,973	$(264)	$2,075	$478	$(175)
Nonperforming loans	16,112	11,972	9,981	18,184	19,560
Classified assets	108,065	110,384	99,122	98,078	96,801
Nonperforming loans to total loans	0.15%	0.12%	0.10%	0.19%	0.21%
Nonperforming assets to total assets	0.12%	0.09%	0.08%	0.14%	0.16%
Allowance for credit losses to total loans	1.34%	1.38%	1.41%	1.50%	1.52%
Allowance for credit losses to nonperforming loans	877.1%	1,155.2%	1,371.9%	773.1%	718.5%
Net charge-offs (recoveries) to average loans -annualized	0.12%	(0.01)%	0.09%	0.02%	(0.01)%

WEALTH MANAGEMENT
Trust assets under management	$1,992,563	$1,956,146	$1,885,394	$1,691,230	$1,757,228

MARKET DATA
Book value per common share	$41.39	$40.76	$38.93	$36.92	$36.97
Tangible book value per common share[1]	$31.23	$30.55	$28.67	$26.62	$26.63
Market value per share	$39.10	$44.59	$48.96	$44.04	$41.50
Period end common shares outstanding	37,359	37,311	37,253	37,223	37,206
Average basic common shares	37,347	37,305	37,257	37,241	37,243
Average diluted common shares	37,495	37,487	37,415	37,348	37,282

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.1%	14.3%	14.2%	14.2%	14.2%
Tier 1 capital to risk-weighted assets[2]	12.5%	12.6%	12.6%	12.6%	12.5%
Common equity tier 1 capital to risk-weighted assets[2]	11.1%	11.2%	11.1%	11.0%	10.9%
Tangible common equity to tangible assets[1]	8.65%	8.81%	8.43%	7.86%	7.80%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$140,692	$139,529	$138,835	$124,290	$109,613	$280,221	$210,778
Tax-equivalent adjustment	2,062	2,041	1,983	1,854	1,699	4,103	3,205
Noninterest income (GAAP)	14,290	16,898	16,873	9,454	14,194	31,188	32,835
Less gain on sale of investment securities	—	381	—	—	—	381	—
Less gain (loss) on sale of other real estate owned	97	90	—	(22)	(90)	187	(71)
Core revenue (non-GAAP)	156,947	157,997	157,691	135,620	125,596	314,944	246,889

Noninterest expense (GAAP)	85,956	80,983	77,149	68,843	65,424	166,939	128,224
Less amortization on intangibles	1,136	1,239	1,299	1,310	1,328	2,375	2,758
Core noninterest expense (non-GAAP)	84,820	79,744	75,850	67,533	64,096	164,564	125,466

Core efficiency ratio (non-GAAP)	54.04%	50.47%	48.10%	49.80%	51.03%	52.25%	50.82%

	Quarter ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity	$1,618,233	$1,592,820	$1,522,263	$1,446,218	$1,447,412
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	14,544	15,680	16,919	18,217	19,528
Tangible common equity	$1,166,537	$1,139,988	$1,068,192	$990,849	$990,732
Less net unrealized losses on HTM portfolio, after tax of 25.2%	53,611	48,630	61,435	81,752	60,512
Tangible common equity adjusted for unrealized losses on HTM securities	$1,112,926	$1,091,358	$1,006,757	$909,097	$930,220

Common shares outstanding	37,359	37,311	37,253	37,223	37,206
Tangible book value per share	$31.23	$30.55	$28.67	$26.62	$26.63

Total assets	$13,871,154	$13,325,982	$13,054,172	$12,994,787	$13,084,506
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	14,544	15,680	16,919	18,217	19,528
Tangible assets	$13,491,446	$12,945,138	$12,672,089	$12,611,406	$12,699,814

Tangible common equity to tangible assets	8.65%	8.81%	8.43%	7.86%	7.80%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities	8.25%	8.43%	7.94%	7.21%	7.32%

	Quarter Ended					Six months ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE)
Average shareholder’s equity	$1,621,337	$1,568,451	$1,490,592	$1,494,504	$1,474,267	$1,595,040	$1,505,073
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	15,094	16,247	17,544	18,857	20,175	15,667	20,854
Average tangible common equity	$1,169,091	$1,115,052	$1,035,896	$1,038,495	$1,016,940	$1,142,221	$1,047,067

Net income available to common shareholders (GAAP)	$48,190	$54,800	$59,064	$49,263	$44,211	$102,990	$90,675
ROATCE	16.53%	19.93%	22.62%	18.82%	17.44%	18.18%	17.46%

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$140,692	$139,529	$138,835	$124,290	$109,613	$280,221	$210,778
Noninterest income	14,290	16,898	16,873	9,454	14,194	31,188	32,835
Less gain on sale of investment securities	—	381	—	—	—	381	—
Less gain (loss) on sale of other real estate owned	97	90	—	(22)	(90)	187	(71)
Less noninterest expense	85,956	80,983	77,149	68,843	65,424	166,939	128,224
PPNR	$68,929	$74,973	$78,559	$64,923	$58,473	$143,902	$115,460

Average assets	$13,671,985	$13,131,195	$12,986,568	$13,158,121	$13,528,474	$13,403,084	$13,571,002
ROAA - GAAP net income	1.44%	1.72%	1.83%	1.51%	1.34%	1.58%	1.38%
PPNR ROAA - PPNR	2.02%	2.32%	2.40%	1.96%	1.73%	2.17%	1.72%

	Quarter ended
($ in thousands)	Jun 30, 2023	Mar 31, 2023
CALCULATION OF ESTIMATED INSURED DEPOSITS
Estimated uninsured deposits per Call Report	$3,821,266	$4,284,815
Collateralized/affiliate deposits	(508,100)	(816,602)
Accrued interest on deposits	(5,052)	(1,688)
Adjusted uninsured/uncollateralized deposits	3,308,114	3,466,525
Estimated insured/collateralized deposits	8,311,746	7,688,111
Total deposits	$11,619,860	$11,154,636